Exhibit 99.1

OSI Systems Names Ajay Mehra to Succeed Deepak Chopra as President and CEO

HAWTHORNE, Calif. December 5, 2024--(BUSINESS WIRE) -- OSI Systems, Inc. (the "Company" or “OSI”) (NASDAQ: OSIS) announced today that, following a search process, its Board of Directors has appointed Ajay Mehra, current President of OSI’s Security division and Executive Vice President of OSI, as the Company’s new President and Chief Executive Officer, effective January 1, 2025. Mr. Mehra will succeed Deepak Chopra, who will transition to Executive Chairman of the Board.

Mr. Mehra joined the Company in 1989 in a financial management role and served as Chief Financial Officer while overseeing the Company’s initial public offering and the launch of OSI’s Security division. Most recently, Mr. Mehra has led the Company’s Security division, which has grown to more than $1 billion in annual revenues and become a leader in its market sector.

Under Mr. Mehra’s leadership, OSI’s Security division has become a pioneer in meeting the evolving global security inspection needs by providing innovative offerings with leading technology, comprehensive services, and tailored customer solutions. With that deep-rooted understanding of the marketplace and commitment to investment in future capabilities, the Rapiscan® brand has become a top choice for the world’s leading security and defense agencies, as well as high-profile sporting events and private facilities.

Mr. Chopra stated, “It is with great pleasure that I announce Ajay’s appointment as the next CEO of OSI Systems. Ajay’s extensive knowledge of our business and his industry expertise make him the perfect successor. During his tenure, Ajay has led our Security division through significant growth, adoption of new business models, timely and targeted investment in emerging technologies, geographic expansion, acquisitions, and multiple business cycles.  I look forward to working closely with Ajay in my position as Executive Chairman to support OSI's mission and foster continued growth and innovation.”

Mr. Mehra commented, “I want to thank Deepak for his tremendous leadership as the founder and CEO of OSI. I am excited to take on the CEO role at OSI Systems. Having been part of this Company's journey, I have seen the potential in each of our operating divisions and the talented individuals who have been key to our success. I look forward to continuing OSI’s mission.”

Dr. William F. Ballhaus, Jr., OSI’s Lead Independent Director, stated, “I have worked with Ajay for the past 14 years in my role on the Board of Directors and have witnessed his focus, dedication, and growth as a senior executive. He has demonstrated the ability to face day-to-day business challenges and turn them into advantages in the marketplace for OSI. His deep understanding of the Company's operations, culture, and his strategic vision for serving customer needs throughout the world all position him to lead OSI into the future. I look forward to Ajay bringing that type of leadership to all of OSI.”

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-G

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to OSI Systems’ current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside OSI Systems’ control and which may cause actual results to differ materially from those described in or implied by any forward-looking statements. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. OSI Systems assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of factors that could cause OSI Systems’ future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in OSI Systems’ most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by OSI Systems from time to time with the Securities and Exchange Commission.

SOURCE: OSI Systems, Inc.

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
310-349-2237
avashishat@osi-systems.com